ITEM 77E

LEGAL PROCEEDINGS

Since October 2003
 Federated and
related entities
collectively
Federated and various
Federated
funds Funds have
been named as
defendants in
several class action
 lawsuits now pending in the
United States
District Court
for the District of
 Maryland The lawsuits
 were purportedly filed
on behalf of
people who purchased
owned and/or redeemed
 shares of Federatedsponsored
 mutual funds during
specified periods
beginning November
 1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including market timing and
late trading in concert with
certain institutional
traders which allegedly
caused financial injury to
the mutual fund shareholders
These lawsuits began to be
filed shortly after Federateds
 first public announcement that
it had received
requests for information on
shareholder trading activities
in the Funds from the SEC the
Office of the
New York State Attorney General
NYAG and other authorities In
that regard on November 28
2005 Federated announced that
it had reached final settlements
with the SEC and the NYAG with
respect
to those matters Specifically
the SEC and NYAG settled
proceedings against three
Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings:
that Federated Investment
Management Company FIMC an
SECregistered investment
adviser to
various Funds and Federated
Securities Corp an SECregistered
brokerdealer and distributor
for the
Funds violated provisions of
the Investment Advisers Act
and Investment Company Act by
approving
but not disclosing three market
timing arrangements or the
associated conflict of interest
between FIMC
and the funds involved in the
arrangements either to other
fund shareholders or to the funds
board and
that Federated Shareholder
Services Company formerly an
SECregistered transfer agent failed
 to
prevent a customer and a Federated
employee from late trading in
violation of provisions of the
Investment Company Act The NYAG
found that such conduct violated
provisions of New York State
law Federated entered into the
settlements without admitting or
denying the regulators findings As
Federated previously reported
in 2004 it has already paid
approximately $80 million to
certain funds as
determined by an independent
consultant As part of these
settlements Federated agreed to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional $72 million and
among
other things agreed that it would
not serve as investment adviser to
any registered investment company
unless i at least 75% of the funds
directors are independent of
Federated ii the chairman of each
such
fund is independent of Federated
iii no action may be taken by the
funds board or any committee
thereof unless approved by a
majority of the independent
trustees of the fund or committee
respectively
and iv the fund appoints a
senior
officer who reports to the
independent trustees and is
responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
the
process by which management
fees charged to a fund are approved
The settlements are described in
Federateds announcement which along
with previous press releases and
related communications on
those matters is available in the
About Us section of Federateds
website at FederatedInvestorscom
Federated and various Funds have
also been named as defendants in
several additional lawsuits the
majority of which are now pending
in the United States District Court
for the Western District of
Pennsylvania alleging among other
things excessive advisory and Rule
12b1 fees
The board of the Funds has retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in these
lawsuits Federated and the Funds and
their respective counsel are reviewing
 the allegations and intend
to defend this litigation Additional
lawsuits based upon similar
allegations may be filed in the
future The
potential impact of these lawsuits
all of which seek unquantified
damages attorneys fees and expenses
and future potential similar suits
is uncertain Although we do not
believe that these lawsuits will have a
material adverse effect on the
Funds there can be no assurance
that these suits ongoing adverse
publicity
and/or other developments
resulting from the regulatory
investigations will not result in
increased Fund
redemptions reduced sales of
Fund shares or other adverse
consequences for the Funds